UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 17, 2011

(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 17, 2011, Equity LifeStyle Properties, Inc. (the “Company”) issued a news release announcing its results of operations for the three and nine months ended September 30, 2011. The information is furnished as Exhibit 99.1 to this report on Form 8-K.

Attached as Exhibit 99.2 is a supplemental package that was posted on the Company’s website, www.equitylifestyle.com, on October 17, 2011. Included in this package is additional information regarding the Company’s September 30, 2011 results, the previously announced anticipated acquisition of 75 manufactured home communities and one RV resort and certain manufactured homes and loans secured by manufactured homes located at the properties in the aforementioned portfolio (the “Acquisition”), the Company’s earnings guidance for the three months and year ended December 31, 2011 and year ended December 31, 2012. See the Company’s Form 8-K dated on October 11, 2011, October 3, 2011, September 1, 2011, August 1, 2011, July 1, 2011 and May 31, 2011 for further information about the Acquisition.

The information contained in this report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.

The Company projects its net income per share (fully diluted), funds from operations (“FFO”) per share (fully diluted) and FFO per share, excluding transaction costs (fully diluted) for the year ending December 31, 2011 to be $0.52, $3.42 and $3.97, respectively. The Company preliminarily projects its net income per share (fully diluted) and funds from operations (“FFO”) per share (fully diluted) for the year ending December 31, 2012 to be $0.89 and $4.42, respectively. The projected 2011 and 2012 per share amounts represent the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. The supplemental package attached as Exhibit 99.2 provides detailed assumptions regarding the performance of the Company’s core portfolio and the Acquisition.

This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, statements regarding the anticipated closings of its pending Acquisition and the expected effect of the Acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2011 and 2012 estimated net income and funds from operations;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•

the completion of the Acquisition in its entirety and future acquisitions, if any, timing and effective integration with respect thereto and the Company’s estimates regarding the future performance of the Acquisition Properties;

•	unanticipated costs or unforeseen liabilities associated with the Acquisition;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant’s annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 99.1	Equity LifeStyle Properties, Inc. press release dated October 17, 2011, “ELS Reports Third Quarter Results”

Exhibit 99.2	Third Quarter 2011 Supplemental Operating and Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Thomas Heneghan
Thomas Heneghan
President and Chief Executive Officer

By:	/s/ Michael Berman
Michael Berman
Executive Vice President and Chief Financial Officer

Date: October 18, 2011